 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Information Statements Pursuant to Section 14 ( c) on Schedule 14C (Amendment No.) of Star Gold Corp. of our report dated August 11, 2011, with respect to the balance sheet of Star Gold Corp. as of April 30, 2011, and the related statement of operations, changes in stockholders’ equity and cash flows for the year then ended, which report appears in the April 30, 2011 annual report on Form 10-K of Star Gold Corp.

DeCoria, Maichel & Teague, P.S.

Spokane, Washington

February 9, 2012